UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 28, 2006, Cadmus Communications Corporation (the “Company”) executed a second amended and restated employment agreement (the “Agreement”) by and between the Company and Bruce V. Thomas, President and Chief Executive Officer of the Company. The Agreement supersedes the prior employment agreement, dated December 30, 2003 (the “2003 Agreement”) between the Company and Mr. Thomas. The Agreement is substantially the same as Mr. Thomas’ 2003 Agreement, but, among other changes, adds a new Section 9(b) which modifies the 2003 Agreement by providing certain restrictive covenants that would apply to Mr. Thomas specifically in the event of a change in control.

The Agreement provides the following in the event of termination of Mr. Thomas’ employment following or in connection with a change in control:

•	Mr. Thomas would be subject to restrictive covenants that limit his ability to compete with the Company, to solicit customers of the Company, to solicit employees of the Company and to take certain other related actions for 12 months after termination of his employment in the change in control context rather than 30 months when a change in control is not involved.

•	Mr. Thomas would be subject to covenants restricting his ability to compete with the Company after termination of his employment in the change in control context which are less restrictive than the comparable covenants which would apply when a change in control is not involved.

The Agreement also modifies the definition of termination of employment for “Good Reason” under Mr. Thomas’ Employee Retention Agreement to provide that Mr. Thomas must remain employed by the Company for 91 days following a change in control to be able to voluntarily resign for any reason and receive his post-termination benefits.

The foregoing description of the material changes contained in the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement itself, which has been attached hereto as Exhibit 10.43 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.43	Second Amended and Restated Employment Agreement dated as of November 28, 2006, between Cadmus Communications Corporation and Bruce V. Thomas.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Bruce V. Thomas
Bruce V. Thomas
President and Chief Executive Officer

Date: December 4, 2006

Exhibit Index

Exhibit No.	Description
10.43	Second Amended and Restated Employment Agreement dated as of November 28, 2006, between Cadmus Communications Corporation and Bruce V. Thomas.